Exhibit 10.3

MARKETING

AND

MASTER DISTRIBUTION AGREEMENT

THIS MARKETING AND MASTER DISTRIBUTION AGREEMENT (“Agreement”) made and entered as of this 28 day of June, 2016 (the “Effective Date”), by and between Immuron Limited, a Delaware incorporated organization with a U.S. office address at 1775 Pennsylvania Avenue NW Washington DC 20006 corporation (the “Company”) and UniFirst-First Aid Corporation d/b/a MEDIQUE PRODUCTS, a Maryland corporation (“Distributor”) having an address at 4159 Shoreline Drive, St. Louis, MO 63045.

WITNESSETH:

WHEREAS, the Company is the owner and exclusive marketer of Travelan which is manufactured by Immuron, Ltd.; and

WHEREAS, the Company desires to appoint Distributor as a master distributor for the Company and Distributor desires to serve as a marketing representative and the exclusive master distributor for the Company for all parties identified in Exhibit B, all upon the terms and conditions hereinafter set forth; and

WHEREAS, the Distributor has developed a very successful marketing and national distribution network for its own products and services and, in that connection, has developed a national sales force utilizing an array of effective marketing tools including catalogs, periodic flyers, websites and other sales aids resulting in established and on-going valuable business relationships with a substantial number of customers, all at a great expense to the Distributor; and

WHEREAS, the names of and valuable information about said customers are in the possession of the Distributor and are of great value to the Distributor, and the Distributor desires to protect said names and information;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.           Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)           Subject to changes as may be mutually agreed upon by the parties hereto at any time and from time to time or as hereinafter provided, “Territory” shall mean the entire area comprising of United States of America “Products” shall mean all products presently sold by the Company, and those Products to be offered for sale by the Company in the future to be covered by this Agreement as mutually agreed by Company and Distributor.

2.           Appointment of Distributor.

(a)           The Company hereby appoints Distributor, and Distributor hereby accepts such appointment, as the Company’s exclusive master marketing representative and exclusive master distributor to the parties identified in Exhibit B located within the Territory to promote the sales of, and to solicit orders for and to sell and otherwise distribute the Products to any and all third parties distributing, selling and otherwise marketing Products to others (including the end use consumers) in all of the industrial channels of use and consumption including, but not limited to, the following markets:

(i)	Industrial supply institutions and commercial enterprises;

(ii)	Prisons, jails and other correctional institution suppliers and distributors;

(iii)	Occupational health nurse suppliers and distributors;

(iv)	Colleges, universities and all other secondary educational and sports medicine suppliers and distributors; and

(v)	Durable medical equipment suppliers and distributors.

(vi)	Other markets/targets as desired by the Distributor

The foregoing are referred to herein as the “Markets”.

(b)          The Company represents, warrants and assures Distributor that Company has not appointed or otherwise designated, and there currently do not exist, any third parties having the right, privilege or authority to market, sell, distribute or otherwise solicit orders for, on behalf of the Company or for themselves, Products the target list provided on Exhibit B. It is understood and agreed that the Company shall not have the right (i) to send other distributors into, or appoint other distributors within, the Territory to solicit sales, promote the sale of or sell or otherwise distribute the Products in the Territory covering listed in Exhibit B.

(c)           This Agreement shall not restrict or limit, in any way, the business, products or services now or in the future being sold, distributed or otherwise offered by Distributor, it being understood that Distributor shall be free to engage in its current and future lines of businesses selling products and rendering services to Distributor’s current, prospective and future customers unimpeded or otherwise limited by its obligations to Company hereunder.

(d)           It is mutually agreed between the parties hereto that the status of Distributor is that of an independent contractor. Distributor shall be free from direction and control by the Company as to when, or the manner in which, Distributor shall solicit the sales and complete the orders contemplated hereunder and, except as herein limited, from whom within the Territory Distributor shall solicit and/or receive such orders and/or from whom orders are received. Further, Distributor agrees that it is not and will not act, attempt to act, represent, describe or hold Distributor out in any way, directly or by implication, as an employee, partner or agent of the Company, nor will Distributor describe Distributor other than as the exclusive marketing representative and master sales distributor for the Company for the performance of functions specified in this Agreement.

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3.           Duties and Authority of Distributor.

(a)           Distributor shall use its best commercially reasonable efforts to promote the sale of the Products and shall solicit orders for the sale of the Products within the Markets at such prices and upon such terms and conditions (including without limitation payment, delivery and warranty terms) as may from time to time be specified in writing by the Company in consultation with Distributor.

(b)           Distributor’s duties shall include (i) assisting the Company in the development of marketing, advertising and sales plans for the Products in the Markets, (ii) implementing such plans in accordance with the Company’s policies, (iii) assisting the Company in establishing good customer relations through after-sales calls and follow up, assisting the Company in receiving and responding to customer complaints and service requests; provided that all repairs and replacements shall be carried out by the Company in accordance with its standard policies and any costs incurred in making such repairs or replacements which are not paid for by the customer (including without limitation any shipping or other related costs) shall be the sole responsibility of the Company, (v) all costs and expenses to be equitably shared by Company and Distributor as determined mutually from project to project, attending trade shows displaying the Products as Distributor deems appropriate, and (vi) performing such other services and providing such other assistance as may be reasonably requested by the Company. In performing such duties, it shall be Distributor’s responsibility to establish and maintain satisfactory business facilities, employ and train competent sales personnel and conduct its operations in a manner as to develop and maintain good customer relations.

4.           Product Warranties/Orders.

(a)           COMPANY WARRANTS THAT THE PRODUCTS WILL CONFORM TO COMPANY’S SPECIFICATIONS, THAT THE PRODUCTS WILL BE FREE FROM DEFECTS AND WILL HAVE BEEN MANUFACTURED IN A WORKMANLIKE MANNER, AND THAT AS SUCH, THE PRODUCTS ARE MERCHANTABLE AND FIT FOR THE PURPOSE OR PURPOSES FOR WHICH THEY ARE INTENDED. Company covenants and agrees (a) that should any of the Products fail to meet the foregoing warranties, Company must repair or replace such Product, and (b) that Company will provide the foregoing warranties to all customers. Company agrees to protect, defend, hold harmless, indemnify and reimburse Distributor and its subdistributors, dealers, affiliates, insurers, and customers during the term of this Agreement and any time thereafter for any and all costs and expenses (including, but not limited to, reasonable attorneys fees and expenses, overhead, settlements, judgments, and court costs) arising out of or related to any liability, demand, lawsuit, or claim alleging or asserting in whole or in part, (a) any failure of Products to comply with applicable specifications, warranties, and certifications under this Agreement; (b) the negligence or fault of Company in design, testing, development, manufacture, or otherwise with respect to Products or parts therefor; or (c) claims, demands, or lawsuits that, with respect to the Products or any parts thereof allege product liability, strict product liability, or any variation thereof.

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(b)           In the event that any of the Products are found by Company, Distributor, or any governmental agency or court having jurisdiction to contain a defect, serious quality or performance deficiency, or not to be in compliance with any standard or requirement so as to require or make advisable that such Products be reworked or recalled, Company will promptly communicate all relevant facts to Distributor and undertake all corrective actions including those required to meet all obligations imposed by laws, regulations, or orders, and shall file all necessary papers, corrective action programs, and other related documents; provided that nothing contained in this section shall preclude Distributor from taking such action as may be required of it under any such law or regulation. Company shall perform all necessary repairs or modifications at its sole expense. Each party shall consult the other prior to making any statements to the public or a governmental agency concerning issues relating to potential safety hazards affecting the Products, except where such consultation would prevent timely notification required to be given under any such law or regulation.

5.           Supply of Products. Distributor will place orders for the Products from time to time by written notice to Company or by such other method as agreed upon by the parties and Company will sell and supply all Products so ordered by Distributor. Except as otherwise expressly provided for herein, all of the terms and provisions appearing on the front and reverse sides of Distributor’s order forms (as revised by Distributor from time to time in its sole judgment) shall govern the sale by Company and the purchase by Distributor of the Products under this Agreement. With respect to all purchases by Distributor under this Agreement, the parties agree to comply with, be bound by and subject to all of said terms and provisions contained in said purchase order forms in addition to the following:

(a)          Distributor will pay Company for conforming and non-defective Products sold hereunder based upon payment terms of “2% 20 net 45” days after the later of receipt of said conforming Products by Distributor or receipt by Distributor of Company’s invoice to Distributor for said conforming Products.

(b)          Any sales taxes imposed by applicable governmental authorities on or measured by the transactions between Distributor and Company shall be paid by Distributor in addition to the prices invoiced. In the event Distributor is required to pay any other taxes, fees or charges, Company shall reimburse Distributor therefor.

(c)           Distributor shall not be held responsible for any failure to pay resulting in whole or in part from riots or civil strife, or other disorders, wars, acts of enemies, strikes, labor conditions or restrictions, accidents, acts of Company, weather conditions, acts of God or by any other cause not within the control of Distributor.

(d)           DISTRIBUTOR SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONTINGENT OR CONSEQUENTIAL DAMAGES OR EXPENSES OF ANY KIND OR CHARACTER.

(e)           All sales of the Products hereunder shall be F.O.B. Distributor’s warehouse locations as designated by Distributor from order to order or as otherwise specified by Distributor or, if another method of delivery is specified by Distributor, the freight costs will be paid in accordance with standard Company freight policies. However, in all cases, Distributor reserves the right, in its discretion, to determine the exact method of shipment. Distributor reserves the right to require deliveries to be made in installments, all such installments to be separately invoiced and paid for when due in accordance with the terms hereof, without regard to subsequent deliveries. Delay in delivery of any installment shall relieve Distributor of Distributor’s obligations to accept remaining deliveries. Distributor shall notify Company of any claims for shortages, defects or damages and shall hold the Products for Company’s written disposition. With respect to the obligations of Company to deliver Products on the dates specified by Distributor, time is of the essence.

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(f)           All of the Distributor’s orders for the Products are subject to acceptance and approval by Immuron. If the Products are in limited supply or otherwise unavailable in the quantities requested by the Distributor, Immuron may elect to cutback the Distributor’s order and instead allocate such limited supply or availability among the Distributor and its other customers in a commercially reasonable manner. Without limiting the foregoing, the Distributor shall have no obligation to accept automatic shipments of any Product.

6.           Prices. The prices that Company will charge for the Products purchased by Distributor will be equal to Company’s wholesale prices for the Products being charged to third parties generally, the current prices of which are set forth in Exhibit A attached hereto. Company may increase said prices once annually so long as Company gives to Distributor a written notice of said increases at least ninety (90) days prior to the increase effective date; provided, however, no such increases shall be effective with respect to any orders for Products issued by Purchaser prior to the expiration of said ninety (90) day period.

7.           Advertising and Marketing. The Company and Distributor shall cooperate in the development of mutually acceptable marketing, advertising and sales plans; i.e., Distributor will not advertise the Products or implement any marketing plan concerning the Products without first submitting such advertising or marketing plan to the Company for approval. The Company shall, at Company’s cost, furnish Distributor from time to time with a reasonable supply of such catalogs, brochures, price lists and other materials concerning the Products as may be available to the Company, and shall conduct specialized training programs at Distributor’s facility and otherwise assist in training Distributor’s personnel in accordance with the Company’s standard policies.

8.           Term of Agreement and Termination.

(a)           This Agreement will commence as of the Effective Date and will continue for an initial term of three (2) years, unless earlier terminated as otherwise provided in this Agreement. This Agreement will be automatically extended for additional one (1) year periods unless, subject to the other provisions of this Agreement, one party gives notice of termination to the other not less than six (6) months before the end of the then existing term of the Agreement. Except as specified in Section 9 herein, the termination of this Agreement, however caused, will not affect the rights or obligations of either party arising before the termination date.

(b)           The following represent events which are so contrary to the intent and purpose of this Agreement as to constitute good cause and consequently warrant its termination promptly upon the giving of notice by the non-defaulting party:

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(i)	Any assignment of this Agreement, or any transfer or attempted transfer by the defaulting party of any interest in, or right, privilege or obligation under this Agreement; or transfer by operation of law or otherwise of the principal assets of the defaulting party that are required to permit the defaulting party to perform its obligations under this Agreement; or change in the direct or indirect ownership of a controlling interest in the voting securities or operating management of the defaulting party however accomplished without the prior written consent of the non-defaulting party;

(ii)	Any misrepresentation by the defaulting party in obtaining this Agreement or in obtaining any refund, credit, rebate, incentive, allowance, discount, reimbursement or payment from the non-defaulting party or submission by the defaulting party of any false or fraudulent application, claim or report in connection with its sales operations;

(iii)	If the defaulting party is insolvent, unable to meet its debts as they mature, files a petition or answer consenting to or acquiescing in a petition against it in bankruptcy or under any chapter of the Bankruptcy Reform Act of 1978 or any similar law for the relief of debtors, federal or state, whether now existing or hereafter enacted, or suffers such a petition to be filed against it which is not vacated or stayed within sixty (60) days, has a receiver appointed for or execution levied upon all or a material part of its business or assets, makes any arrangement with its creditors generally, goes into liquidation or dissolution, or fails for any other reason to function as a going business;

(iv)	Any act by the defaulting party or any person involved in the ownership or operations of the defaulting party which violates any law and adversely affects the defaulting party’s operations or the Products or any conduct or unfair business practice by the defaulting party or any person involved in the ownership or operations of the defaulting party which adversely affects the defaulting party’s operations or the goodwill and reputation of the defaulting party, the non-defaulting party or the Products; and

(v)	Failure by the defaulting party to fulfill any of its other obligations or agreements with respect to or arising under this Agreement and such failure continues for a period of thirty (30) days or is repeated after written notice thereof is given by the non-defaulting party to the defaulting party;

then and in any of such events, the non-defaulting party may at its option terminate this Agreement effective immediately upon written notice to the defaulting party. The defaulting party acknowledges that all of the foregoing shall constitute good and sufficient cause for termination of this Agreement, with no liability on the part of the non-defaulting party for the payment of any compensation or other payments except as set forth in this Agreement.

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9.           Obligations Upon Termination. Upon the effective date of any termination of this Agreement:

(a)           Distributor shall cease to be the exclusive marketing representative and sales distributor of the Company to all parties identified in Exhibit B.

(b)           Distributor shall pay to Company any sums for the Products which may then be due.

(c)           All unfilled orders for Products theretofore placed by Distributor shall be cancelled, except such as may be specified by Distributor as required to fulfill commitments theretofore made by Distributor for delivery by Distributor prior to the date of such expiration.

(d)           Company shall, at the written request of Distributor delivered to Company no later than the tenth day following the date of said termination or expiration, repurchase any or all (as Distributor may select) of said Products as to which this Agreement shall have been terminated. Company will pay or credit Distributor for any Products so repurchased the net invoiced price (including all allowances and other direct costs and expenses) paid by Distributor.

(e)           Distributor shall return to the Company, or to such other person as the Company may designate, all property furnished by the Company or by other persons at the request of the Company to Distributor or prepared by Distributor in the performance of its duties hereunder, and all other documents or information as the Company may reasonably request, including but not limited to technical information, specifications, sales catalogs, customer lists, brochures, routebooks, daily analysis sheets, samples, sample cases, sales aids, machinery and equipment or any property considered by the Company to be a trade secret or confidential information.

10.           Confidentiality. Without limiting the unqualified and unlimited rights of Distributor as set forth in Section 2(c) of this Agreement in any way, the parties hereby recognize that unpublished items of technical or non-technical information including, but not limited to, materials, equipment, designs, specifications, know how, product uses, processes, blueprints, formulae, costs, financial data, marketing plans and direct selling systems, customer lists and technical and commercial information relating to customers or business projections used by the disclosing party in its business or any other documents, information or other things the disclosing party considers to be trade secrets or confidential information (referred to hereinafter collectively as “Trade Secrets”), whether or not the subject of any patent or patent application, constitute valuable trade secrets or confidential information and are the exclusive property of disclosing party. Consequently, during the term of this Agreement or thereafter, the receiving party shall not disclose to any unauthorized person or use in any unauthorized manner Trade Secrets, and the receiving party specifically agrees:

(a)           not to, directly or indirectly, disclose or make available to anyone not employed or affiliated with the disclosing party, or use outside of the disclosing party organization any Trade Secrets, for any reason or purpose whatsoever;

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(b)          to take any and all actions to safeguard all Trade Secrets at all times so they are not exposed to, or taken by, unauthorized persons, when entrusted to the receiving party; and

(c)           in the event of termination of this Agreement for any reason, to deliver to the disclosing party and refrain from any further use thereafter in any manner, all of the disclosing party’s property including personal notes and reproductions, documents and other information relating to the disclosing party’s business and Trade Secrets in its possession or control.

Confidential Information does not include any information that (i) is or becomes known to the public or business community other than as a result of the receiving party’s disclosure, (ii) is received by the receiving party from a third-party on a non-confidential basis, (iii) is in the receiving party’s possession prior to receipt from the disclosing party.

In the event of a breach or a threatened breach by Distributor of the provisions of this Section 10, the disclosing party shall be entitled to an injunction restraining the receiving party from disclosing, in whole or in part, said Trade Secrets. Nothing herein shall be construed as prohibiting the disclosing party from pursuing any other remedies available to the disclosing party for any such breach or threatened breach.

11.           Expenses. All expenses and costs incurred by the parties in the performance of their duties under this Agreement shall be the sole responsibility of the party so incurring said expense.

12.           Trademarks; Patents.

(a)           Subject to the terms of this Agreement, the Company grants to Distributor the nontransferable right to use the Company’s present and future trade names, trademarks and copyrights (the “Proprietary Rights”) solely in the Distributor’s promotion of the Products in the Markets and (to the extent the Proprietary Rights are trademarks) on the Products to be sold in the Markets. The Company warrants that the Products do not infringe any trademark or trade name of others in the Markets. Distributor acknowledges and agrees that nothing herein shall give to Distributor any right, title or interest in any of the Trademarks (except the right to use the Trademarks in accordance with the terms of this Agreement), that the Trademarks are the sole property of Immuron and that any and all uses by Distributor of the Trademarks shall inure to the benefit of Immuron.

(b)           No rights are granted or implied by this Agreement under any patents and no right to manufacture is granted by this Agreement. Distributor acknowledges that it has and will have no right, title or interest in the Products, the Company’s Trade Secrets or any of the Company’s other property and that it shall not seek or obtain in the Markets or elsewhere any patents or other proprietary rights with respect thereto. The Company represents that the Products will not infringe any patent rights of third parties.

13.           Indemnification by Company. Company will indemnify and hold harmless Distributor for any direct, indirect, special and/or consequential damage, loss, penalty, fine, cost or expenses, including without limitation, reasonable attorneys’ fees and expenses incurred by Distributor arising out of the acts or omissions of Company and/or any breach or non-fulfillment of any representation, warranty, covenant or agreement made by Company in this Agreement.

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14.           Insurance. During the term of this Agreement and thereafter as may be necessary to cover claims associated with Products purchased by the Distributor (whether before, during or after such term), Company shall obtain, pay for, and keep in full force and effect comprehensive general liability insurance with one or more reputable insurance carriers (including coverage for product liability and personal injury liability damages) in an amount not less than $5 million per claim made for general liability, and $5 million in the annual aggregate for product liability. The Distributor shall be designated as an “additional insured” under all such insurance policies, and Company shall deliver to the Distributor certificates evidencing the existence and continuation of such insurance from time to time upon the Distributor’s request. If General/Products Liability is written on a claims made basis, the retroactive date should not be later than the first date of services under this Agreement. In the event that Company changes insurance carriers or ceases to do business, Company shall, at its discretion, (i) purchase an extended reporting period endorsement for a term no less than five (5) years, or (ii) obtain retroactive coverage from the new insurance carrier, effective to the date Company first provided services under this Agreement. This provision shall survive termination of this Agreement.

15.           General.

(a)           Notice. Any notice, request, consent or communication under this Agreement shall be effective only if it is in writing and personally delivered, sent by certified mail return receipt requested, postage prepaid, nationally recognized express delivery service with delivery confirmed or telexed or telecopied with receipt confirmed, addressed as follows:

(i) if to Distributor:	UniFirst – First Aid Corporation d/b/a
MEDIQUE PRODUCTS
4159 Shoreline Drive
St. Louis, MO 63045
Attn: Mr. Todd T. Lewis
Vice President

with a copy to:	UniFirst-First Aid Corporation d/b/a
MEDIQUE PRODUCTS
17080 Alico Commerce Court
Suite 4
Fort Myers, FL 33907
Attn: Mr. Todd T. Lewis
Vice President

ii) if to the Company:

Attn:

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or at such subsequent address as either party may designate to the other in writing, and shall be deemed to have been given as of the date when properly sent in accordance with the terms hereof.

(b)           Binding Agreement. This Agreement shall inure to the benefit of and be binding on Distributor and on Company, their successors and assigns.

(c)           Waiver of Breach. The waiver by either party of a default or breach or the failure by either party to claim a default or breach of any provision of this Agreement by the other party shall not be or be held to be a waiver of any subsequent default or breach of the same provision or of any other provision of this Agreement.

(d)           Amendment. This Agreement cannot be amended, changed, modified or supplemented in any manner whatsoever, except by another agreement in writing executed by the parties hereto.

(e)           Assignment. Neither this Agreement, nor any of the rights, duties or obligations of the parties hereunder, may be assigned or otherwise delegated by the parties without the prior written consent of the non-assigning party.

(f)           Headings. The headings of the various sections of this Agreement are inserted merely for the purpose of convenience of the parties and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

(g)           Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the matters covered hereby, and all prior agreements, if any, between the parties with respect to the matters covered hereby are superseded by this Agreement.

(h)           Severability. Except as otherwise expressly provided herein, if any provisions of this Agreement shall be adjudicated to be invalid or unenforceable in any action or proceeding, whether in its entirety or in any portion, then such part shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction.

(i)           Effect of Termination. Termination of this Agreement for any or no reason shall not release either party from liability to the other party which at the time of termination shall have already occurred or which thereafter may occur in respect of any act or omission prior to such termination; nor shall any such termination hereof affect in any way the survival of any right, duty or obligation of either party hereto which is to survive termination.

(j)           Survival. The obligations, rights and duties of the parties under Sections 4, 5, 9, 10, 11, 12, 13 and 14 hereof shall survive the termination of this Agreement.

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(k)           Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be subject to, governed by and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

[SIGNATURE PAGE NEXT PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Immuron Limited
(Company)

UNIFIRST-FIRST AID CORPORATION D/B/A
MEDIQUE PRODUCTS

By:
Name:
Title:

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EXHIBIT A

PRICES

PRODUCTS AND PRICE LIST

Travelan 3 Day Pack

ITEM ID	PRODUCT DESCRIPTION	MAP	MSRP	Medique
859567005030	Travelan 3 Day Pack
	OTC colostrum dietary supplement for prevention of occasional diarrhea		$11.95
	and other gastrointestinal symptoms related to TD, such as
	200 mg per caplet and 10 caplets in every Travelan 3 day packet.

Travelan 10 Day Pack

ITEM ID	PRODUCT DESCRIPTION	MAP	MSRP	Medique
85956700509	Travelan 10 Day Pack
	OTC colostrum dietary supplement for prevention of occasional diarrhea		$29.95
	and other gastrointestinal symptoms related to TD, such as
	200 mg per caplet with 30 caplets in every Travelan 10 day packet.

Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Exhibit B

List of Exclusive Accounts

Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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Certain confidential information contained herein has been blacked out and has been omitted. An un-redacted version of this agreement has been separately filed with the Securities and Exchange Commission.

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